Exhibit 99.B(a)(2)

LIMITED PARTNERSHIP AGREEMENT

of

SEI STRUCTURED CREDIT FUND, LP
a Delaware Limited Partnership

June 27, 2007

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Section 1.	Transfer of Shares of Investors	21
Section 2.	Withdrawal and Expulsion of Investors	22
Section 3.	Repurchase of Shares	22
Section 4.	Conversion to Open End Management Investment Company	24
ARTICLE VIII.	Compensation; Limitation of Liability of General Partner, Directors and Officers; and Indemnification of Directors, Officers, Employees and Other Agents	25
Section 1.	Compensation	25
Section 2.	Limitation of Liability	25
Section 3.	Indemnification of Directors, Officers, Employees and Other Agents	25
Section 4.	General Partner’s, Officers’ and Directors’ Good Faith Action, Expert Advice, No Bond or Surety	27
Section 5.	Insurance	28
ARTICLE IX.	Miscellaneous	28
Section 1.	Liability of Third Persons Dealing with Directors	28
Section 2.	[Reserved]	28
Section 3.	Dissolution of Fund or Series	28
Section 4.	Merger and Consolidation; Conversion; Transfer to Another Jurisdiction	30
Section 5.	Reorganization	31
Section 6.	General Partner and Investors	31
Section 7.	Determination of Book Capital Account Balances and Net Income	33
Section 8.	Filing of Copies, References, Headings	34
Section 9.	Applicable Law	34
Section 10.	Provisions in Conflict with Law or Regulations	34
Section 11.	[Reserved]	35
Section 12.	Use of the Name “SEI”	35
Section 13.	Counterparts	35
Section 14.	Force Majeure	35
Section 15.	Waiver	35
Section 16.	Binding Effect	36
Section 17.	Discretion	36
Section 18.	Applicability of 1940 Act and Registration Statement	36
Section 19.	Power of Attorney	36

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Section 20.	Directors May Resolve Ambiguities	37
Appendix A - Profits, Losses, Tax and Other Allocations

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AGREEMENT OF LIMITED PARTNERSHIP

OF

SEI STRUCTURED CREDIT FUND, LP

THIS AGREEMENT OF LIMITED PARTNERSHIP of SEI Structured Credit Fund, LP (the “Fund”) is made as of this 27 day of June, 2007, by and among the General Partner, initial Investor and those Persons who may hereafter be admitted to the Fund as Investors in accordance with the provisions hereof.

WHEREAS, the Fund was formed under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §17-101, et seq.), as from time to time amended (the “DRULPA”), pursuant to the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware on June 26, 2007;

WHEREAS, this Fund is authorized to issue its Shares in separate Series, and to divide any Series into two or more Classes of Investors, all in accordance with the provisions hereinafter set forth;

WHEREAS, the General Partner has determined to irrevocably delegate its authority to manage and control the business and affairs of the Fund to the Board of Directors, pursuant to Section 17-403 of the DRULPA; and

WHEREAS, the parties hereto intend that the Fund shall have the ability to exercise all powers and privileges granted to a limited partnership formed under the laws of the State of Delaware, and particularly, the DRULPA;

NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.
Name and Definitions

Section 1.  Name.  The name of the Fund shall be “SEI Structured Credit Fund, LP” and the Board of Directors shall, pursuant to delegated authority from the General Partner, conduct the business of the Fund under that name, or any other name as it may from time to time determine.

Section 2.  Registered Agent and Registered Office; Principal Place of Business.

(a)                                  Registered Agent and Registered Office.  The name of the registered agent of the Fund and the address of the registered office of the Fund are as set forth on the Certificate of Limited Partnership.

(b)                                 Principal Place of Business.  The principal place of business of the Fund is located at the principal executive office of the Fund set forth in the By-Laws.

Section 3.  Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

(a)                                  “1933 Act” shall mean the Securities Act of 1933, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, and any successor statute thereto.

(b)                                 “1940 Act” shall mean the Investment Company Act of 1940, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, and any successor statute thereto.

(c)                                  “Affiliate” shall have the meaning given to “Affiliated Person” in Section 2(a)(3) of the 1940 Act when used with reference to a specified Person.

(d)                                 “Assignment” shall have the meaning given to it in Section 2(a)(4) of the 1940 Act.

(e)                                  “Board of Directors” shall mean the body of Directors, which, pursuant to authority delegated to it by the General Partner, shall be the governing body of the Fund.

(f)                                    “By-Laws” shall mean the By-Laws of the Fund, as amended and restated from time to time in accordance with Article IX of the By-Laws.

(g)                                 “Capital Contribution” shall mean the amount of money contributed by each Investor to the Fund or a Series pursuant to Article IX whether used by the Fund or a Series for investments, expenses or for any other purpose.

(h)                                 “Certificate of Limited Partnership” shall mean the certificate of limited partnership filed on June 26, 2007 with the Office of the Secretary of State of the State of Delaware by the General Partner as required under the DRULPA to form the Fund, as amended and restated from time to time.

(i)                                     “Class” shall refer to each class of Shares in the Fund or a Series of the Fund established and designated in accordance with the provisions of Article III of this Agreement.

(j)                                     “Code” shall mean the Internal Revenue Code of 1986, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, and any successor statue thereto.

(k)                                  “Commission” shall have the meaning given to it in Section 2(a)(7) of the 1940 Act.

(l)                                     “Director” or “Directors” shall refer to each Person who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Directors in accordance with the provisions hereof.  Reference herein to a Director or the Directors shall refer to such Person or Persons in their capacity as directors hereunder.

(m)                               “DRULPA” shall mean the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §17-101 et seq.), as such statute may be amended or interpreted from time to time, and any legislative enactment which may replace or supersede such Act.

(n)                                 “Fund” shall mean the Delaware limited partnership formed by the execution of this Partnership Agreement and the filing of the Certificate of Limited Partnership, and governed by this Partnership Agreement, as amended and restated from time to time, inclusive of each and every Series established hereunder.

(o)                                 “General Liabilities” shall have the meaning given it in Article III, Section 6(b) of this Partnership Agreement.

(p)                                 “General Partner” shall mean SEI Investment Strategies, LLC, or its duly admitted successor, and any additional party admitted, as general partner of the Fund.

(q)                                 “Interested Person” shall have the meaning given to it in Section 2(a)(19) of the 1940 Act.

(r)                                    “Investment Adviser” or “Adviser” shall mean a party furnishing services to the Fund pursuant to any contract described in Article IV, Section 5(a) hereof.

(s)                                  “Investor” shall mean a Person who is admitted to the Fund as a limited partner in accordance with Article IX, Section 6(e) of this Partnership Agreement, which Investor shall have all the rights afforded to a shareholder of an investment company under the 1940 Act.

(t)                                    “Majority Investor Vote” shall have the meaning given to the term “vote of a majority of the outstanding voting securities” in Section 2(a)(42) of the 1940 Act.

(u)                                 “Opinion of Counsel” shall mean an opinion in writing and in form and substance reasonably satisfactory to the Adviser, signed by legal counsel either chosen by the Adviser or, if chosen by an Investor, reasonably satisfactory to the Adviser.

(v)                                 “Partnership Agreement” shall mean this Agreement of Limited Partnership, as amended and restated from time to time.

(w)                               “Fund Property” shall mean any and all property, real or personal, tangible or intangible, which is owned or held for the account of the Fund or one or more of any Series, including, without limitation, the rights referred in Article IX, Section 3 hereof.

(x)                                   “Person” shall include a natural person, partnership, limited partnership, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

(y)                                 “Principal Underwriter”  shall have the meaning given to it in Section 2(a)(29) of the 1940 Act.

(z)                                   “Series” shall refer to each series of Shares established and designated in accordance with the provisions of Article III.

(aa)                            “Share(s)” means the unit(s) of limited partnership interest (as defined in Section 17-101(13) of the DRULPA) reflecting the Investor’s ownership interest(s), rights, powers and authority in and with respect to the Fund.  When used in relation to any particular Series established by the Board of Directors hereunder, “Share(s)” refers to unit(s) of limited partnership interest in the assets specifically allocated to that Series.  “Shares” includes fractions of Shares as well as whole Shares, and will be rounded to the nearest thousandth.  Unless the context clearly requires otherwise, “Shares” refers to both Common and Preferred Shares.

(bb)                          “Sub-Adviser” shall mean any Person or Persons who from time to time shall have contracted with the Adviser to provide investment advisory or investment management services to the Fund pursuant to an investment sub-advisory agreement.

(cc)                            “Subscription Agreement” shall mean, as to each Investor, the subscription agreement or other instrument delivered by such Investor and accepted by the Board of Directors (or its designated agent) in respect of such Investor’s investment in the Fund.

(dd)                          “Transfer” shall mean the assignment, transfer, sale, mortgage, encumbrance, pledge, conveyance or other disposition of all or any portion of a Share, including any right to receive any allocations and distributions attributable to a Share.

ARTICLE II.
Purpose of the Fund

The purpose of the Fund is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities and to exercise all of the powers and privileges granted to a limited partnership formed under the laws of the State of Delaware and a management investment company registered under the 1940 Act, now or hereafter in force, including, without limitation, the following powers:

(a)                                  To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of assets and securities, including assets or securities acquired through direct investments or private placements, as well as equity and equity-related securities, convertible debt securities, “new-issues” and indices, notes, bonds, debt instruments and all other fixed income securities (both corporate and governmental; rated and unrated), investment contracts, limited partnership interests, limited liability company interests, mutual fund shares, distressed equity and debt obligations, listed and over-the-counter commodities, financial futures and forward contracts (including, without limitation, contracts for future delivery with respect to securities, commodities, currencies and other financial instruments), repurchase and reverse repurchase agreements, index futures, swap contracts (including asset swaps), currencies, and warrants, as well as listed and over-the-counter-options and other derivative instruments (including credit derivatives) on all of the above instruments, and rights to acquire the same of public and private issuers throughout the world; and such other instruments or interests as the Board of Directors deems appropriate which are referred to as securities or commodity interests under the federal securities and commodity laws, or otherwise;

(b)                                 To exercise any and all rights, powers and privileges with reference to or incident to ownership or interest, use and enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property;

(c)                                  To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Fund or any Series, subject to any requirements of the 1940 Act;

(d)                                 To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Board of Directors shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Board of Directors shall deem proper;

(e)                                  To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

(f)                                    To hold any security or property in a form not indicating that it is limited partnership property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees  or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

(g)                                 To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Fund;

(h)                                 To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Board of Directors shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board of Directors shall deem proper;

(i)                                     To compromise, arbitrate or otherwise adjust claims in favor of or against the Fund or any matter in controversy, including but not limited to claims for taxes;

(j)                                     To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(k)                                  To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(l)                                     To purchase and pay for entirely out of Fund Property such insurance as the Board of Directors may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Fund or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Investors, the General Partner, Directors, officers, employees, agents, Investment Advisers, Sub-Advisers, Principal Underwriters, or independent contractors of the Fund, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as General Partner, Director, officer, employee, agent, Investment Adviser, Sub-Adviser, Principal Underwriter, or independent contractor, to the fullest extent permitted by this Partnership Agreement and the By-Laws and by applicable law;

(m)                               To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the General Partner, Directors, officers, employees and agents of the Fund;

(n)                                 To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds;

(o)                                 To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property;

(p)                                 To borrow or raise moneys for any of the purposes of the Fund, and to mortgage or pledge the whole or any part of the property and franchises of the Fund, real, personal, and mixed, tangible or intangible, and wheresoever situated;

(q)                                 To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount;

(r)                                    To issue, purchase, sell and transfer, reacquire, hold, trade and deal in Shares, and in any options, warrants or other rights to purchase Shares or in bonds, debentures and other securities, instruments or other property of the Fund, from time to time, to such extent as the Board of Directors shall, consistent with the provisions of this Partnership Agreement, determine; and to repurchase, from time to time at the Board’s discretion, its Shares or, if any, its bonds, debentures and other securities; and

(s)                                  Notwithstanding anything herein to the contrary, to issue and sell any class of senior security (as such term is defined in Section 18 of the 1940 Act) to the extent permitted under the 1940 Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time.

The Fund shall not be limited to investing in obligations maturing before the possible dissolution of the Fund or one or more of its Series.  The Directors shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries.  Neither the Fund nor the Directors shall be required to obtain any court order to deal with any assets of the Fund or take any other action hereunder.

The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Fund, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Fund by the DRULPA and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

ARTICLE III.
Shares

Section 1.  Authorization of Shares.  The number of Shares authorized hereunder is unlimited and shall be without par value.  The Board of Directors may authorize the division of Shares into separate and distinct Series and the division of any Series into separate Classes of Investors associated with such Series, in each case without the necessity to amend this Agreement.  The different Series and different Classes of Investors associated with a Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series and Classes shall be fixed and determined by the Board of Directors without the requirement of Investor approval.  If no separate Series or Classes shall be established, or to the extent any Shares are not associated with a Series, such Shares shall have the rights, powers and duties provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series and Classes shall be construed (as the context may require) to refer to the Fund with respect to such Shares.  The fact that a Series shall have initially been established and designated without any specific establishment or designation of Classes of Investors of such Series shall not limit the authority of the Board of Directors to establish and designate separate Classes of Investors of said Series.  The fact that a Series shall have more than one established and designated Class of Investors shall not limit the authority of the Board of Directors to establish and designate additional Classes of Investors of said Series, or to establish and designate separate Classes of the previously established and designated Classes.

The Board of Directors shall have the power to issue Shares of the Fund, or any Series thereof, from time to time for such consideration and in such form as may be fixed from time to time by the Board of Directors.

The Fund’s Shares, or, if one or more Series are established and designated, a Series’ Shares, shall initially be divided into one Class, a class of an unlimited number of common

Shares, no par value (the “Common Shares”) having the powers, preferences, rights, qualifications, limitations and restrictions described in this Partnership Agreement.  The Fund may also, from time to time, issue a Class of an unlimited number of preferred Shares of the Fund or a Series, no par value (the “Preferred Shares”), having the powers, preferences, rights, qualifications, limitations and restrictions described in this Partnership Agreement.

(a)                                  Preferred Shares.  The Preferred Shares shall be issued from time to time in one or more classes or series with such distinctive serial designations and (i) may have such voting powers, full or limited; (ii) may be subject to repurchase or termination at such time or times and at such price or prices; (iii) may be entitled to receive distributions (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the distributions payable on any other Class or Classes of Shares of the Fund or a Series, as applicable; (iv) may have such rights upon the termination of, or upon any distribution of the assets of, the Fund or a Series, as applicable; (v) may be made convertible into, or exchangeable for, Shares of any other Class or Classes or of any other series of the same or any other Class or Classes of Shares of the Fund or a Series, as applicable, at such price or prices or at such rates of exchange and with such adjustments; and (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the Board of Directors.  Any of such matters may be made dependent upon facts ascertainable outside this Partnership Agreement, or outside the resolution or resolutions providing for the issue of such Preferred Shares.

(b)                                 Common Shares.  Subject to the rights of the holders of the Preferred Shares, in the event of the termination of the Fund or a Series, as applicable, the holders of the Common Shares shall be entitled to receive pro rata the net distributable assets of the Fund or Series.  Subject to the rights of the holders of the Preferred Shares, distributions, when, as and if declared by the Directors, shall be shared equally by the holders of Common Shares on a share for share basis.

The Board of Directors may reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Shares of the Fund or any Series reacquired by the Fund.  The Board of Directors may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of the Fund or any Series into one or more Series that may be established and designated from time to time, and may also classify or reclassify any Series or any Class of Investors associated with a Series into one or more Classes of Investors associated with such Series that may be established and designated from time to time. Notwithstanding the foregoing, the Fund and any Series thereof may acquire, hold, sell and otherwise deal in, for purposes of investment or otherwise, the Shares of any other Series of the Fund or Shares of the Fund, and such Shares shall not be deemed cancelled.

Except as may be otherwise provided in this Partnership Agreement or in the resolutions adopted by the Board of Directors in the establishment of such Shares, each Share shall have voting rights as provided in Article V hereof, and the Investors of the Fund or any Series shall be entitled to receive distributions, when, if and as declared with respect thereto in the manner provided in Article IV, Section 1 hereof.  All Shares issued hereunder, including, without limitation, Shares issued in connection with a distribution paid in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable.  Investors shall have no preemptive or other right to subscribe to new or additional Shares or other securities issued by the Fund or any Series.  The Board of Directors may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series.  Such division or combination may not materially change the proportionate interests of the Investors of that Series in the Fund Property held with respect to that Series or materially affect the rights of Investors of any other Series.

Except as may be otherwise provided in this Partnership Agreement or in the resolutions adopted by the Board of Directors in the establishment of such Shares, each Share of the Fund (or of a Series of the Fund) shall represent an equal partnership interest in the net assets of the Fund (or such Series), and each holder of Shares of the Fund (or a Series) shall be entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect to the Fund (or such Series).  Upon repurchase of the Shares of the Fund (or a Series), the applicable Investor shall be paid solely out of the funds and property of the Fund (or such Series of the Fund).

Unless otherwise specifically stated herein, all references to Shares in this Agreement shall be deemed to be Common Shares and Preferred Shares of any or all Series or Classes thereof, as the context may require.  All provisions herein relating to the Fund shall apply equally to each Series of the Fund and each Class thereof, except as the context otherwise requires.

The Board of Directors, by majority vote, is authorized to create, from time to time, partnership interests (as defined in Section 17-101(13) of the DRULPA) for acquisition by the General Partner, in its capacity as a general partner of the Fund, such partnership interests to be accompanied by such rights, powers, restrictions and liabilities as determined by the Board of Directors at such time.

Section 2.  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Fund kept by the Fund or by a transfer or similar agent for the Fund, which books shall be maintained separately for the Shares of each Series or Class that has been established and designated.  No certificates certifying the ownership of Shares shall be issued except as the Board of Directors may otherwise determine from time to time.  No Share may be Transferred, except as provided in Article VII with regard to Transfers and repurchases of Shares, or except as part of a merger or similar plan of reorganization adopted by the Board of Directors.  The Board of Directors may make such rules not inconsistent with the provisions of the 1940 Act as it considers appropriate for the issuance of Shares, the Transfer of Shares and the repurchase of Shares of the Fund and each Series or Class and similar matters.  The record books of the Fund as kept by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Investors in the Fund and each Series and Class thereof and as to the number of Shares of the Fund and each Series and Class held from time to time by each such Investor.

Section 3.  Investments in the Fund.  Investments in the Fund may be accepted by the Board of Directors from such Persons, at such times and on such terms as the Board of Directors may, from time to time, authorize.  Each investment shall be credited to the individual Investor’s account in the form of full or fractional Shares of the Fund, or such Series and Class thereof as the purchaser may select.  The Directors may, in their sole discretion, impose a sales charge or transaction fee upon investments in the Fund or such Series or Class.

Section 4.  Status of Shares and Limitation of Personal Liability.  Shares shall be deemed to be personal property giving to Investors only the rights provided in this Partnership Agreement and under applicable law. An Investor has no interest in specific Fund Property. Every Investor by virtue of having become an Investor shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.  Subject to Article IX, Section 3 of this Partnership Agreement, the death, dissolution or termination of an Investor during the existence of the Fund shall not operate to dissolve the Fund or any Series, nor entitle the representative of any deceased, dissolved or terminated Investor to an accounting or to take any action in court or elsewhere against the Fund, the General Partner, the Directors or any Series, but shall entitle such representative only to the rights of said deceased, dissolved or terminated Investor under this Partnership Agreement.  Neither the General Partner nor the Directors, nor any officer, employee or agent of the Fund shall have any power to bind personally any Investor.

Section 5.  Power to Change Provisions Relating to Shares.  Notwithstanding any other provision of this Partnership Agreement and without limiting the power of the General Partner and the Board of Directors to amend this Partnership Agreement and the power of the General Partner to amend the Certificate of Limited Partnership as provided elsewhere herein, the General Partner and the Board of Directors shall have the power to amend this Partnership Agreement, and the General Partner shall have the power to amend the Certificate of Limited Partnership, at any time and from time to time, in such manner as the Board of Directors may determine in its sole discretion, without the need for Investor action, so as to add to, delete, replace or otherwise modify any provision relating to the Shares contained in this Partnership Agreement; provided that before adopting any such amendment without Investor approval, the Board of Directors shall determine that it is consistent with the fair and equitable treatment of all Investors and that Investor approval is not otherwise required by the 1940 Act, including Section 18, or other applicable law; provided, however that if Shares have been issued, Investor approval shall be required to adopt any amendment to this Partnership Agreement that would adversely affect to a material degree the rights and preferences of the Shares of any Series already issued or the rights and preferences of any Class of Investors associated with any such Series or as otherwise required by the 1940 Act.

Subject to the foregoing paragraph, the Board of Directors may amend any provision set forth in paragraphs (a) through (i) of Section 6 of this Article III.

Notwithstanding the foregoing paragraphs, the Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Fund or any Series thereof as may be permitted or required under the Code as currently in effect or as amended, without the vote of any Investor, including an election to be taxable as a corporation for federal tax purposes and/or to make an election to be taxable as a regulated investment company (RIC) under Subchapter M of the Code.

Section 6.  Establishment and Designation of Series.  The establishment and designation of any Series or Class of Shares of Investors shall be effective upon the adoption of a resolution by a majority of the then Board of Directors, which resolution shall set forth such establishment and designation directly in the resolution or by reference to another document, including any Registration Statement (as defined below) of the Fund, and may provide, to the extent permitted by the DRULPA, for rights, powers and duties of such Series or Class otherwise than as provided below.  Each such resolution shall constitute a part of this Partnership Agreement upon adoption.

Each Series shall be separate and distinct from any other Series, separate and distinct records on the books of the Fund shall be maintained for each Series, and the assets and liabilities belonging to any such Series shall be held and accounted for separately from the assets and liabilities of the Fund or any other Series.

Shares of each Series (and Class of Investors, where applicable) established pursuant to this Section 6, unless otherwise provided in the resolution establishing such Shares, Series or Class, shall have the following rights, powers and duties:

(a)                                  Assets Held with Respect to a Particular Series.  All consideration received by the Fund for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors with respect to such Series, and shall be so recorded upon the books of account of the Fund.  Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” such Series.  In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Board of Directors shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Assets so allocated to a particular Series shall be an asset held with respect to that Series.  Each such allocation by the Board of Directors shall be conclusive and binding upon the Investors of all Series for all purposes.

(b)                                 Liabilities Held with Respect to a Particular Series. The assets of the Fund held with respect to each particular Series shall be charged against the liabilities, debts, obligations, costs, charges, reserves and expenses of the Fund incurred, contracted for or otherwise existing with respect to such Series. Such liabilities, debts, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular Series are herein referred to as “liabilities held with respect to” that Series.  Any liabilities, debts, obligations, expenses, costs, charges and reserves of the Fund that are not readily identifiable as being liabilities held with respect to any particular Series (collectively “General Liabilities”) shall be allocated and charged by the Board of Directors to and among any one or more of the Series in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable.  Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding upon the Investors of all Series for all purposes.  All Persons who have extended credit that has been allocated to a particular Series, or who have a claim or contract that has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider shall be deemed nevertheless to have impliedly agreed to such limitation.

Subject to the right of the Board of Directors in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Partnership Agreement or is hereafter authorized and existing pursuant to this Partnership Agreement, shall be enforceable against the assets held with respect to such particular Series only, and not against the assets of any other Series or the General Assets of the Fund and none of the General Liabilities of the Fund or the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other Series thereof shall be enforceable against the assets held with respect to such particular Series. Notice of this limitation on liabilities between and among Series is set forth in the Certificate of Limited Partnership, and by giving such notice in the Certificate of Limited Partnership, the statutory provisions of Section 17-218 of the DRULPA relating to limitations on liabilities between and among Series (and the statutory effect under Section 17-218 of setting forth such notice in the Certificate of Limited Partnership) are applicable to the Fund and each Series.

(c)                                  Dividends, Distributions and Repurchases.  Notwithstanding any other provision of this Partnership Agreement, including, without limitation, Article VI, no dividend or distribution, including without limitation, any distribution paid upon dissolution of the Fund or of any Series or Class with respect to, nor any repurchase of, the Shares of any Series or Class shall be effected by the Fund other than from the assets held with respect to such Series, nor, except as specifically provided in Section 7 of this Article III, shall any Investor of any particular Series otherwise have any right or claim against the assets held with respect to any other Series or the General Assets of the Fund except, in the case of a right or claim against the assets held with respect to any other Series, to the extent that such Investor has such a right or claim hereunder as an Investor of such other Series.  The Board of Directors shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Investors.

(d)                                 Voting.  All Investors of the Fund entitled to vote on a matter shall vote on the matter, separately by Series and, if applicable, by Class (that is, the Investors of each Series (or Class) shall have the right to approve or disapprove matters affecting the Fund and each respective Series (or Class) as if the Series (or Classes) were separate companies); provided that (1) where the 1940 Act requires all Investors of the Fund to vote in the aggregate, without differentiation between the separate Series or Classes, on any matter, then all of the Fund’s Investors shall be entitled to vote in the aggregate on the matter on a dollar-weighted basis, i.e., voting shall be based on the relative net asset value of each Series (or each Class within a Series); (2) if any matter affects only the interests of some but not all Series or Classes of Investors, then only the Investors of such affected Series or Classes shall be entitled to vote on the matter on the same dollar-weighted basis; and (3) in the event the holders of Common Shares or the holders of Preferred Shares, as the case may be, are required by law or by any other provision of this Partnership Agreement to approve an action by a class vote of such holders, then only holders of such Common Shares or Preferred Shares, as applicable, shall be entitled to vote on the matter on the same dollar-weighted basis.  Notwithstanding the foregoing, with respect to matters that could otherwise be voted on by two or more Series as a single class, the Board of Directors may, in its sole discretion, submit such matters to the Investors of any or all such Series, separately.

(e)                                  Equality.  Except as may be otherwise provided in this Partnership Agreement or in the resolutions adopted by the Board of Directors in the establishment of such Shares, each Share of any particular Series shall represent an equal proportionate undivided interest in the assets held with respect to such Series and each Share of any particular Series shall be equal to each other Share of such Series (subject to the liabilities held with respect to that Series and such rights and preferences with respect to separate Classes of Investors of such Series).

(f)                                    Fractions.  Any fractional Share of a Series shall carry proportionately to the fractional amount of such Share all the rights and obligations of a whole Share of such Series, including rights with respect to voting, receipt of distributions or repurchase of Shares and dissolution of the Fund or such Series.

(g)                                 Exchange Privilege.  The Board of Directors shall have the authority to provide that the holders of Shares of the Fund or any Series shall have the right to exchange said Shares for Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Directors, and in accordance with the 1940 Act.

(h)                                 Combination of Series or Class.  The Board of Directors shall have the authority, without the approval of the Investors of any Series or Class unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class; provided that upon completion of such combination of Series or Class, the proportionate interest of each Investor of each Series or Class that is combined, in the assets and liabilities held with respect to the combined Series or Class shall equal the proportionate interest that each such Investor held in the assets and liabilities held with respect to the particular Series or Class that was combined.

(i)                                     Dissolution or Termination.  Any particular Series shall be dissolved upon the occurrence of the applicable dissolution events set forth in Article IX, Section 3. In addition, the General Partner and the Board of Directors shall have the authority, without the approval of Investors of any Series, unless otherwise required by applicable law, to adopt a resolution dissolving any such Series and rescinding the establishment and designation thereof.  Any particular Class shall be terminated at the time there are no Shares outstanding of the particular Class.  In addition, the Board of Directors shall have the authority, without the approval of Investors of any Class, unless otherwise required by applicable law, to adopt a resolution terminating any such Class and rescinding the establishment and designation thereof; provided, however, that upon the dissolution of any particular Series, every Class of such Series shall thereby be terminated. Each such resolution shall constitute a part of this Partnership Agreement upon adoption.

Section 7.  Indemnification of Investors.  If any Investor or former Investor shall be exposed to liability by reason of a claim or demand relating solely to his or her being or having been an Investor in the Fund or an Investor in a particular Series, and not because of such Person’s acts or omissions, the Investor or former Investor (in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from, and indemnified, but only out of the assets held with respect to the particular Series or Class of which such Person is or was an Investor and from or in relation to which such liability arose, against all loss and expense arising from such claim or demand; provided, however, that there shall be no liability or obligation of the Fund, or any particular Series, as the case may be, arising hereunder to reimburse any Investor for taxes paid by reason of such Investor’s ownership of any Share(s).  The Fund may, upon request of an Investor or former Investor, assume the defense of any action made against any Investor for any obligation of the Fund or any Series and satisfy any judgment thereof.

ARTICLE IV.
General Partner and the Board of Directors

Section 1.  General Partner Delegation; Powers of Board of Directors.  The management and control of the business and affairs of the Fund is hereby delegated by the General Partner to the Board of Directors pursuant to Section 17-403 of the DRULPA; provided however that the General Partner shall take such action with respect to the Fund as is specifically provided in this Partnership Agreement. As a result of the delegation of the General Partner’s duties herein, the General Partner shall be responsible for performing only the following duties with respect to the Fund: (1) to execute and file with the Office of the Secretary of State of the State of Delaware, the Certificate of Limited Partnership and any amendments thereto or restatements thereof required to be filed pursuant to the DRULPA; (2) to execute and file any other certificates required to be filed on behalf of the Fund with the Office of the Secretary of State of the State of Delaware; (3) to execute any amendments to or restatements of this Partnership Agreement in accordance with the terms of this Partnership Agreement (including the By-Laws); (4) to perform any other action that the DRULPA requires be performed by a general partner of a limited partnership (and which may not be performed by a delegatee of a general partner); and (5) to serve as “Tax Matters Partner” with respect to the Fund or any Series which is taxable as a partnership.

As provided in the foregoing paragraph, subject to the other provisions of this Partnership Agreement, the business and affairs of the Fund shall be managed by the Board of Directors, and such Board of Directors shall have all powers necessary, desirable or convenient to carry out that responsibility, including, without limitation, the power to engage in securities or other transactions of all kinds on behalf of the Fund. The Board of Directors shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the administration of the Fund. The Board of Directors shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Fund and the business of the Fund to the same extent as if the Directors were the sole owners of the assets and business of the Fund in their own right, including such authority, power and control to do all acts and things as the Board of Directors, in its sole discretion, shall deem proper to accomplish the purposes of this Fund.  Without limiting the foregoing, the Board of Directors may (1) adopt, amend and repeal By-Laws, not inconsistent with this Partnership Agreement, that provide for the regulation and management of the affairs of the Fund; (2) fill vacancies in or remove from its number in accordance with this Partnership Agreement and the By-Laws, and may elect and remove such officers and appoint and terminate such agents as it considers appropriate; (3) appoint from its own number and establish and terminate one or more committees consisting of two or more Directors, including, without limitation, an Executive Committee, that may exercise the powers and authority of the Board of Directors to the extent that the Board of Directors determines; (4) employ one or more custodians of the Fund Property and may authorize such custodians to employ subcustodians and to deposit all or any part of such Fund Property in a system or systems for the central handling of securities or with a Federal Reserve Bank; (5) retain a transfer agent, distribution disbursing agent, a shareholder servicing agent or administrative services agent, or all of them; (6) provide for the issuance and distribution of Shares by the Fund directly or through one or more Principal Underwriters or otherwise; (7) retain one or more Investment Advisers or Sub-Advisers; (8) redeem, repurchase or transfer Shares pursuant to applicable law; (9) set record dates for the determination of Investors with respect to various matters, in the manner provided in the By-Laws; (10) declare and pay distributions of income and of capital gains to Investors from the Fund Property; (11) establish from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series of Shares or any Class of Investors associated with a Series, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies; and (12) in general, delegate such authority as it considers desirable to any officer of the Fund, any committee of the Board of Directors, any agent or employee of the Fund, or any such custodian, transfer agent, distribution disbursing agent, shareholder servicing agent, administrative services agent, Principal Underwriter, Investment Adviser or Sub-Adviser.  Without limiting the foregoing, the Board of Directors shall have all the powers granted to a board of directors under the 1940 Act.  Any determination as to what is in the best interests of the Fund made by the Board of Directors in good faith shall be conclusive. The powers delegated to the Board of Directors in this Section 1 are without prejudice to the delegated powers of the Board of Directors set forth in the other provisions of this Partnership Agreement and the By-Laws.

In construing the provisions of this Partnership Agreement, the presumption shall be in favor of a grant of power to the Board of Directors.  Unless otherwise specified herein or required by law, actions by the Board of Directors shall be taken in accordance with the By-Laws.

Unless otherwise specified herein or in the By-Laws or required by law, any action by the Board of Directors shall be deemed effective if approved or taken by a majority of the Directors present at a meeting of Directors at which a quorum of Directors is present, within or without the State of Delaware.  Any action required or permitted to be taken by the Board of Directors, or a committee thereof, may be taken without a meeting, without prior notice, if a majority of the members of the Board of Directors, or committee thereof, as the case may be, shall individually or collectively consent in writing (manually or electronically) to that action.  Such action by written consent shall have the same force and effect as a majority vote at a meeting of the Board of Directors, or committee thereof, as the case may be. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors, or committee thereof, as the case may be.

The General Partner and the Directors shall devote to the affairs of the Fund such time as may be necessary for the proper performance of their respective duties hereunder, but the General Partner and the Directors are not expected to devote their full time to the performance of such duties. The Directors, the General Partner or any Affiliate, partner or employee thereof, may engage in, or possess an interest in, any other business or venture of any nature and description, independently or with or for the account of others. None of the Fund or any Investor shall have the right to participate or share in such business or venture or any profit or compensation derived therefrom.

Section 2.  Payment of Expenses by the Fund.  The Board of Directors is authorized to pay or cause to be paid out of the principal or income of the Fund or any particular Series or Class, or partly out of the principal and partly out of the income of the Fund or any particular Series or Class, and to charge or allocate the same to, between or among such one or more of the Series or Class, as the Board of Directors deems fair and in compliance with this Partnership Agreement, including particularly Article III, Section 6 hereof, and the resolutions adopted by the Board of Directors in the establishment of any Shares, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Fund or a particular Series or Class, or in connection with the management thereof, including, but not limited to, the General Partner’s and the Directors’ compensation and such expenses, fees, charges, taxes and liabilities for the services of the Fund’s officers, employees, Investment Adviser, Principal Underwriter, auditors, counsel, custodian, sub-custodian (if any), transfer agent, distribution disbursing agent, shareholder servicing agent, administrative services agent, and such other agents or independent contractors and such other expenses, fees, charges, taxes and liabilities as the Board of Directors may deem necessary or proper to incur.

Section 3.  Payment of Expenses by Investors.  The Board of Directors shall have the power, as frequently as it may determine, to cause each Investor of the Fund, or each Investor of any particular Series, to pay directly, in advance or arrears, for charges of the Fund’s custodian or transfer, distribution disbursing, shareholder servicing, administrative services or similar agent, an amount fixed from time to time by the Board of Directors, by setting off such charges due from such Investor from declared but unpaid distributions owed such Investor and/or by reducing the number of Shares in the account of such Investor by that number of full and/or fractional Shares that represents the outstanding amount of such charges due from such Investor.

Section 4.  Ownership of Fund Property.  Legal title to all of the Fund Property shall at all times be considered to be vested in the Fund, except that the Board of Directors shall have the power to cause legal title to any Fund Property to be held by or in the name of any Person as nominee, on such terms as the Board of Directors may determine, in accordance with applicable law.

Section 5.  Service Contracts.

(a)                                  Subject to such requirements and restrictions as may be set forth in the By-Laws, this Partnership Agreement and/or the 1940 Act, the Board of Directors may, at any time and from time to time, contract for exclusive or nonexclusive advisory (and sub-advisory), management and/or administrative services for the Fund or for any Series with any corporation, firm, trust, partnership, association or other organization, including any Affiliate; and any such contract may contain such other terms as the Board of Directors may determine, including without limitation, authority for the Investment Adviser or Sub-Adviser or administrator to determine from time to time without prior consultation with the Board of Directors what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Fund Property shall be held uninvested and to make changes in the Fund’s or a particular Series’ investments, or such other activities as may specifically be delegated to such party.

(b)                                 The Board of Directors may also, at any time and from time to time, contract with any corporation, firm, partnership, trust, association or other organization, including any Affiliate, appointing it or them as the exclusive or nonexclusive distributor or Principal Underwriter for the Shares of the Fund or one or more of the Series or Classes thereof or for other securities to be issued by the Fund, or appointing it or them to act as the custodian, transfer agent, distribution disbursing agent and/or shareholder servicing agent for the Fund or one or more of the Series thereof.  Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms as the Board of Directors may determine.

(c)                                  The Board of Directors are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, administrator, transfer agent and/or shareholder servicing agent or other agent for the Fund or one or more of its Series or Classes.  Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms as the Board of Directors may determine.

(d)                                 The Board of Directors is further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Fund or one or more of its Series or Classes, as the Board of Directors determines to be in the best interests of the Fund or one or more of its Series or Classes.

(e)                                  The fact that:

(i)                                     any of the General Partner, Investors, Directors, employees or officers of the Fund is a shareholder, director, officer, partner, trustee, employee, manager, Adviser, Principal Underwriter, distributor, or Affiliate or agent of or for any corporation, firm, partnership, trust, association, or other organization, or for any parent or Affiliate of any organization, with which an advisory, management or administration contract, or Principal Underwriter’s or distributor’s contract, or custodian, transfer, distribution disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made,

(ii)                                  any such organization, or any parent or Affiliate thereof, is an Investor or has an interest in the Fund, or

(iii)                               any corporation, firm, partnership, trust, association or other organization with which an advisory, management or administration contract or Principal Underwriter’s or distributor’s contract, or custodian, transfer, distribution disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or Principal Underwriter’s or distributor’s contract, or custodian, transfer, distribution disbursing, shareholder servicing or other service contract with one or more other corporations, firms, partnerships, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify the General Partner, any Investor, Director, employee or officer of the Fund from voting upon or executing the same, or create any liability or accountability to the Fund, its General Partner, Directors or its Investors, provided that the establishment of and performance under each such contract is permissible under the provisions of the 1940 Act.

(f)                                    Every contract referred to in this Section 5 shall comply with such requirements and restrictions as may be set forth in the By-Laws or the 1940 Act or stipulated by resolution of the Board of Directors. Any such contract may contain such other terms as the Board of Directors may determine.

Section 6.  Number and Election of Directors.  The number of Directors constituting the Board of Directors shall initially be four, such persons being Nina Lesavoy, Robert A. Nesher, George Sullivan and James M. Williams and such other persons as the Directors then in office shall, prior to the first date on which Persons (other than the initial Investor reflected on the signature page of this Agreement) are admitted as Investors of the Fund, appoint.  Hereafter, the number shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Directors, provided, however, that the number of Directors shall in no event be less than one (1) nor more than twenty (20).  Investors may elect Directors at any meeting of Investors called by the Directors for that purpose.

Section 7.  Term of Office of Directors.  The Directors shall hold office during the lifetime of the Fund and until its termination as hereinafter provided; except that (a) any Director may resign his office at any time by written instrument signed by him and delivered to the other Directors or the Secretary of the Fund, which shall take effect upon such delivery or upon such later date as is specified therein; (b) as permitted by applicable law, any Director may be removed (with or without cause) at any time by written instrument signed by at least a majority of Directors prior to such removal, specifying the date when such removal shall become effective; (c) any Director who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Directors, specifying the date of his retirement; and (d) a Director may be removed at any special meeting of Investors of the Fund by a vote of a simple majority of the outstanding Shares.  Any removals shall be effective as to the Fund and each Series hereunder.  Notwithstanding the foregoing, the Board of Directors of the Fund is authorized to adopt a policy governing the mandatory retirement of Directors.

Section 8.  Termination of Service and Appointment of Directors.  In case of the death, resignation, retirement, removal or mental or physical incapacity of any of the Directors, or, in the case of a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Directors by majority vote shall fill such vacancy by appointing such other person as they in their discretion shall see fit.  In the event that less than a majority of the Directors in office have been elected by the Investors, the Directors then in office shall call a Investors’ meeting for the election of Directors.  An appointment of a Director may be made by the Directors then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Directors effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Directors.  As soon as any Director is so appointed, the trust estate shall vest in the new Director or Directors, together with the continuing Directors, without any further act or conveyance, and he shall be deemed a Director hereunder.  Any appointment authorized by this Section 8 is subject to the provisions of Section 16(a) of the 1940 Act.  Except to the extent expressly provided in a written agreement with the Fund, no Director resigning and no Director removed shall have any right to any compensation or expense reimbursement for any period following his or her resignation or removal, or any right to damages on account of such removal.

Section 9.[Reserved].

Section 10.  Effect of Death, Resignation, Removal, etc. of a Director.  The death, resignation, removal, declination, retirement, declaration as bankrupt or incapacity of one or more Directors, or of all of them, shall not operate to dissolve the Fund or any Series or to revoke any existing agency created pursuant to the terms of this Partnership Agreement. Whenever a vacancy in the Board of Directors shall occur, until such vacancy is filled as provided in this Partnership Agreement or By-Laws, or while any Director is physically or mentally incapacitated, the Director(s) in office, regardless of the number, shall have all the powers granted to the Board of Directors and shall discharge all the duties imposed upon the Board of Directors by this Partnership Agreement, and the certificate signed by a majority of the other Director(s) (or an officer of the Fund under authority of the other Directors) of such vacancy, absence or incapacity, shall be conclusive.

ARTICLE V.
Investors’ Voting Powers

Section 1.  Voting Powers and Required Vote.  Subject to the provisions of Article III, Section 6(d) and except as may be otherwise provided in this Partnership Agreement or in the resolutions adopted by the Board of Directors in the establishment of Shares, the Investors shall have power to vote only (i) for the election of Directors, including the filling of any vacancies in the Board of Directors if required by the 1940 Act, as provided in this Partnership Agreement; (ii) for the removal of Directors, as provided in Article IV, Section 7; (iii) with respect to any Investment Adviser (including any Sub-Adviser) if required by the 1940 Act, including any exemptions therefrom; (iv) with respect to the amendment of this Partnership Agreement, as provided in Article IX, Section 6; (v) with respect to such additional matters relating to the Fund as may be required by this Partnership Agreement, the By-Laws, the 1940 Act or any Registration Statement (as defined below) of the Fund filed with the Commission; and on such other matters as the Board of Directors may consider necessary or desirable.

Except as may be otherwise provided in this Partnership Agreement or in the resolutions adopted by the Board of Directors in the establishment of Shares, the Investor of record (as of the record date established pursuant to Article II, Section 11 of the By-Laws) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share.  Investors are not entitled to reimbursement by the Fund for costs incurred by Investors relating to passing through the Investor’ voting rights to their underlying beneficial owners, shareholders, investors, or similar persons.  Investors shall not be entitled to cumulative voting in the election of Directors or on any other matter.  Shares may be voted in person or by proxy.  The By-Laws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner.  Notwithstanding anything else contained herein or in the By-Laws, in the event a proposal by anyone other than the officers or Directors of the Fund is submitted to a vote of the Investors of one or more Series or Classes thereof or of the Fund, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Directors of the Fund, Shares may be voted only in person or by written proxy at a meeting.

Subject to any applicable requirement of law, including the Majority Investor Vote requirement set forth in the 1940 Act, or any other provision in this Partnership Agreement or By-Laws, a plurality of the votes cast by those Investors entitled to vote thereon shall elect a Director, and all other matters shall be decided by a majority of the votes cast by those Investors entitled to vote thereon.

Until Shares of a Series are issued, the Board of Directors may exercise all of the rights of the Investors of such Series with respect to the Fund or such particular Series required or permitted by law or this Partnership Agreement and the By-Laws to be taken by Investors.

Section 2.  Additional Provisions.  The By-Laws may include further provisions for Investors’ votes, meetings and related matters.

ARTICLE VI.
Net Asset Value and Distributions

Section 1.  Determination of Net Asset Value, Net Income and Distributions.  Subject to Article III, Section 6 hereof, the Board of Directors shall have the power to fix an initial offering price for the Shares of the Fund or any Series thereof which shall yield to the Fund or such Series not less than the net asset value thereof, except as otherwise permitted by the 1940 Act, at which price the Shares of the Fund or such Series shall be offered initially for sale, and to determine from time to time thereafter the offering price which shall yield to the Fund or such Series not less than the net asset value thereof, except as otherwise permitted by the 1940 Act, from sales of the Shares of the Fund or such Series.

Subject to Article III, Section 6 hereof, the Board of Directors, in its absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote of the Board of Directors such bases and time for determining the per Share or net asset value of the Shares of the Fund or any Series or Class or net income attributable to the Shares of the Fund or any Series or Class, or the declaration and payment of distributions on the Shares of the Fund or any Series or Class, as it may deem necessary or desirable.

Section 2.  Disclosure of Ownership.  The holders of Shares shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of Shares as the Directors deem necessary to comply with the provisions of the Code, or to comply with the requirements of any other taxing authority or other applicable law.

ARTICLE VII.
Transfers and Repurchases

Section 1.  Transfer of Shares of Investors

(a)                                  A Share may be Transferred only (i) by operation of law resulting from an Investor’s death, disability, dissolution, bankruptcy or incompetence or (ii) with the written consent of the Board of Directors (or its designee), which consent may be withheld in each of its sole discretion and shall not be subject to challenge by any potential assignor or assignee.  For the avoidance of doubt this Article VII, Section 1(a) shall not be deemed to restrict actions otherwise permitted by Article VII, Section 3.

(b)                                 Unless the Board of Directors (or its designee) consults with counsel and counsel confirms that the Transfer will not cause the Fund or a Series to be treated as a publicly traded partnership taxable as a corporation (which confirmation shall be obtained at the expense of the transferor), the Board of Directors (or its designee) generally may not consent to a Transfer of a Share unless the following conditions are met:  (i) the transferring Investor has been an Investor of the Fund for at least two years; (ii) the proposed Transfer is to be made on the effective date of an offer by the Fund to repurchase Shares; and (iii) the Transfer is (a) (1) one in which the tax basis of the Shares in the hands of the transferee is expected to be determined, in whole or in part, by reference to its tax basis in the hands of the transferring Investor (e.g., gifts and contributions to family entities) and (2) to members of the transferring Investor’s immediate family (siblings, spouse, parents or children) or (b) a distribution from a qualified retirement plan or an individual retirement account.

(c)                                  Unless otherwise waived by the Board of Directors (or its designee) in each of its sole discretion, any Transfer shall be made only upon the receipt by the Fund of an Opinion of Counsel (which opinion shall be obtained at the expense of the transferor) that the Transfer will be made pursuant to an available exemption from registration under the 1933 Act and applicable state securities laws and of an executed, complete and satisfactory Subscription Agreement.  An Investor who Transfers all or any portion of a Share in any manner may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund or a particular Series in connection with the Transfer.

(d)                                 Any transferee acquiring a Share by operation of law as a result of the death, disability, dissolution, bankruptcy or incompetence of an Investor or otherwise will be entitled to the allocations and distributions allocable to the Share so acquired, to Transfer all or any portion of a Share in accordance with the terms of this Agreement and to tender all or any portion of a Share for repurchase by the Fund, but will not be entitled to the other rights of an Investor unless and until the transferee becomes a substituted Investor of the Fund or a particular Series.  If an Investor Transfers its Shares with the approval of the Board of Directors (or its designee), the

Fund will take all necessary actions so that each transferee or successor to whom the Share is Transferred is admitted to the Fund or a particular Series as an Investor.

(e)                                  In subscribing for Shares, an Investor agrees to indemnify and hold harmless the Fund, the General Partner, the Board of Directors, the Adviser, each other Investor and their Affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any Transfer made by that Investor in violation of these provisions or any misrepresentation made by that Investor in connection with any Transfer.

Section 2.  Withdrawal and Expulsion of Investors

(a)                                  Except as provided below, an Investor may not withdraw from the Fund (whether voluntarily, by operation of law or otherwise) prior to the dissolution and winding up of the Fund except in connection with a Transfer of its Shares and substitution of another Person as Investor, or repurchase of such Investor’s Shares, pursuant to, and in compliance with, the provisions of Article VII of this Agreement.

(b)                                 An Investor may be expelled as an Investor by the Board of Directors in connection with a repurchase of such Investor’s Shares pursuant to Article VII, Section 3(b) or 3(c).

(c)                                  After the Fund commences operations, an Investor shall be deemed to have withdrawn from the Fund at such time as such Investor’s Book Capital Account balance is reduced to zero dollars.

Section 3.  Repurchase of Shares

(a)                                  Except as otherwise provided in this Agreement, no Investor or other person holding Shares shall have the right to withdraw, require redemption of such Shares or tender to the Fund or a particular Series for repurchase such Shares.  Any repurchases of Shares will be made pursuant to written tenders and at times and on terms and conditions as the Board of Directors may determine in its sole discretion.

(b)                                 The Board of Directors may cause the Fund or a Series to repurchase Shares of an Investor or any person acquiring Shares from or through an Investor without consent or other action by the Investor or other person, or cause an Investor to sell all or a portion of its Shares to another Investor or Person, at the most recently calculated net asset valuation of such Investor’s Book Capital Account balance, for any reason deemed advisable by the Board of Directors, including but not limited to situations in which:

(i)                                     such Shares have been Transferred in violation of Article VII, Section 1 hereof, or such Shares have vested in any person other than by operation of law as the result of the death, disability, dissolution, bankruptcy or incompetence of an Investor;

(ii)                                  ownership of the Shares by an Investor or other person is likely to cause the Fund to be in violation of, or require registration of the Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction, or may subject the Fund or any Investor to an undue risk of adverse tax consequence (such as the Fund or a Series no longer being taxed as a partnership rather than an association taxable as a corporation) or other fiscal or regulatory consequences;

(iii)                               continued ownership of the Shares by the Investor or other person may be harmful or injurious to the business of the Fund, the Board of Directors, the Adviser or prevent the Adviser from receiving any fees in respect of the Fund or such Investor;

(iv)                              any of the representations and warranties made by an Investor in connection with the acquisition of the Shares was not true when made or has ceased to be true;

(v)                                 the value of an Investor’s Shares is less than an amount that the Board of Directors determines to be a minimum investment in the Fund or a Series, or more than an amount that the Board of Directors determines to be a maximum investment in the Fund or Series;

(vi)                              the investment management agreement between the Adviser and the Investor has terminated; or

(vii)                           it would be in the best interests of the Fund, as determined by the Board of Directors in its sole discretion, for the Fund to repurchase such Shares.

(c)                                  Repurchases of Shares by the Fund shall be payable at such time and in such manner as the Board of Directors in its discretion shall determine.  Payment of the purchase price for Shares may consist of: (i) cash or a promissory note (which need not bear interest), or a combination thereof, in an amount equal to such percentage, as may be determined by the Board of Directors, of the estimated unaudited net asset value of the Shares repurchased by the Fund determined as of the date of such repurchase (the “Initial Payment”); and, if determined to be appropriate by the Board of Directors or if the Initial Payment is less than 100% of the estimated unaudited [net asset value of the repurchased Shares or such other value of the Shares as may be determined by the Board of Directors], (ii) a contingent payment to be made at a date subsequent to the date of the Initial Payment in cash or a promissory note (which need not bear interest), or a combination thereof, equal to the excess, if any, of (x) the [net asset value of the Shares or such other value of the Shares as may be determined by the Board of Directors] repurchased by the Fund as of the date of such repurchase, as subsequently determined (which determination may but need not be based on the audited financial statements of the Fund for the Fiscal Year in which such repurchase was effective) over (y) the Initial Payment.  Each Investor, by its execution of this Agreement (or of a Subscription Agreement) hereby expressly grants to the Board of Directors the authority to determine the terms of the promissory notes referred to in the preceding sentence.  Notwithstanding anything to the contrary, the Fund, in the discretion of the Board of Directors, may pay all or any portion of the repurchase price in securities or other property (or any combination of securities, other property and cash) of equivalent value.  In the case of any payment in kind, the Board of Directors, or its delegate, shall have absolute discretion as to what security or securities of the Fund shall be distributed in kind and the amount of the same; and the securities distributed shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares.  Investors shall bear the expenses of in kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.  If payment shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations or other Persons whose securities are to be delivered practicably can be made, which may not necessarily occur within the period stated above.  In no case shall the Fund be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.  All repurchases by the Fund shall be subject to any and all conditions as the Board of Directors may impose, including any condition with respect to maintaining a minimum Book Capital Account balance, and shall be effective as of a date set by the Board of Directors, which date shall be after the date set for receipt by the Fund of all eligible written tenders of Shares.  The amount due to any Investor whose Shares are repurchased shall reflect all allocations to be made to such Investor’s Book Capital Account as of the effective date of such repurchase.

(d)                                 Subject to the approval of the Board of Directors and compliance with the 1940 Act, the Fund or a Series may impose a redemption fee in connection with repurchases of Shares, including a fee applicable to repurchases of Shares effected prior to the expiration of a specified period subsequent to an Investor’s admission to the Fund.

(e)                                  Subject to the approval of the Board of Directors, the Fund or a Series may impose a minimum holding period for Shares that prohibits Investors from participating in repurchase offers conducted by the Fund or a Series prior to the end of such minimum holding period, subject to the Board of Directors’ (or its designee’s) authority to make exceptions in its sole discretion.

Section 4.  Conversion to Open End Management Investment Company

Notwithstanding any other provisions in this Agreement or the By-Laws, the conversion of the Fund from a “closed-end company” to an “open-end company,” as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act, together with any necessary amendments to this Partnership Agreement to permit such a conversion, shall require the approval of a majority of the Board of Directors and seventy-five percent (75%) of the Directors who are not “interested persons” of the Fund, as such term is defined in the 1940 Act.  In the event of such approval by the Board of Directors as referred to in the preceding sentence, the 1940 Act and other applicable law shall govern whether and to what extent a vote or consent of Investors shall be required to approve such conversion and related actions.

ARTICLE VIII.
Compensation; Limitation of Liability of
General Partner, Directors and Officers; and Indemnification
of Directors, Officers, Employees and Other Agents

Section 1.  Compensation.  Except as set forth in the last sentence of this Section 1 and as provided in the By-Laws, the Board of Directors may, from time to time, fix a reasonable amount of compensation to be paid by the Fund to the General Partner, the Directors and officers of the Fund. The Board of Directors shall also determine, from time to time, the compensation of all employees, consultants and agents whom it may elect or appoint.  Nothing herein shall in any way prevent the employment of any Director for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Fund.

Section 2.  Limitation of Liability.

(a)                                  To the fullest extent that limitations on the liability of the General Partner, the Directors and officers are permitted by the DRULPA, the General Partner, officers and Directors shall not be responsible or liable in any event for any act or omission of any agent, employee, Investment Adviser, Sub-Adviser or Principal Underwriter of the Fund; with respect to the General Partner, the act or omission of any Director or officer; or with respect to each Director and officer, the act or omission of any General Partner, other Director or officer, respectively. This limitation on liability applies to events occurring at the time a Person serves as a General Partner, Director or officer of the Fund, whether or not such Person is a General Partner, Director or officer at the time of any proceeding in which liability is asserted.  Nothing herein contained shall indemnify, hold harmless or protect the General Partner, any officer or Director from or against any liability to the Fund or any Investor to which such Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person’s office.

(b)                                 All Persons extending credit to, contracting with or having any claim against the Fund, the General Partner or the Directors shall look only to the assets of the appropriate Series, or, if the Directors have yet to establish Series, of the Fund for payment under such credit, contract or claim; and neither the General Partner, Directors nor the Investors, nor any of the Fund’s officers, employees or agents, whether past, present or future, shall be personally liable therefore.

(c)                                  Every note, bond, contract, instrument, certificate or undertaking and every other act or document whatsoever issued, executed or done by or on behalf of the Fund, the General Partner, the officers or the Directors or any of them in connection with the Fund shall be conclusively deemed to have been issued, executed or done only in such Person’s capacity as General Partner, Director and/or as officer, and such General Partner, Director or officer, as applicable, shall not be personally liable therefore.

Section 3.  Indemnification of Directors, Officers, Employees and Other Agents.

(a)                                  Agents, Proceedings and Expenses.  For the purpose of this Article, “agent” means any person who is or was a Director, General Partner, officer, employee or other agent of the Fund, or is or was serving at the request of the Fund, as a trustee, director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise and includes such person’s heirs, executors and administrators; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” include, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under this Article.  For the avoidance of doubt, for the purpose of this Article, “agent” shall not mean any Person who is or was serving as a service provider, including, but not limited to, an investment adviser, investment sub-adviser, administrator, custodian or distributor, to the Fund, provided, however, employees, officers, directors of service providers who serve as employees, officers or directors of the Fund shall be within the definition of the term “agent” for purposes of this Article.

(b)                                 Indemnification by Fund. The Fund, out of the Fund Property, shall indemnify and hold harmless any Person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Fund) by reason of the fact that such Person is or was an agent of the Fund and arising out of or related to such Person’s performance of his or her duties as an agent, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the Fund and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.  Except for the General Partner, the officers and Directors, the Fund may indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Fund to procure a judgment in its favor by reason of the fact that the Person is or was an agent of the Fund, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of the Fund.  The termination of any proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith or in a manner that the person reasonably believed to be in the best interests of the Fund or, with respect to a criminal proceeding, that the person had reasonable cause to believe that the person’s conduct was unlawful.

(c)                                  Exclusion of Indemnification.  Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability to the Fund or the Investors arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent’s office with the Fund.  In addition, no indemnification shall be made under this Article:

(i)                                     in respect of any claim, demand, issue or matter as to which that Person shall have been adjudged to be liable in the performance of that Person’s duty to the Fund, unless and only to the extent that the court in which that action was brought shall determine upon application or otherwise that, in view of all the circumstances of the case, that Person was not liable by reason of the disabling conduct set forth above and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine;

(ii)                                  in respect of any claim, demand, issue, or matter as to which that Person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity; or

(iii)                               of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or of expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of without court approval, unless the required approval set forth in paragraph (d) of this Section is obtained.

(d)                                 Successful Defense By Agent.  To the extent that an agent of the Fund has been successful on the merits in defense of any proceeding referred to in Section 3(b) of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e)                                  Required Approval.  The indemnification under Section 3, paragraphs (b) and (c)(iii) and Section 4 under this Article and the advancement of expenses under paragraph (f) of this Section shall be made by the Fund if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances by either a majority vote of a quorum consisting of Directors who are not parties to the proceeding and are disinterested Directors, or a committee of such Directors designated by majority vote of such Directors, even though less than a quorum; or by a written opinion by an independent counsel chosen by the Directors who are not parties to the proceeding.

(f)                                    Advancement of Expenses.  If the required approval set forth in paragraph (e) of this Section is obtained, expenses incurred by an agent in defending any proceeding may be advanced by the Fund before the final disposition of any action, suit or proceeding upon receipt of an undertaking by or on behalf of the agent to repay the amount of the advance.

(g)                                 Other Contractual Rights; Indemnification Not Exclusive.  Nothing contained in this Section shall affect any rights to indemnification to which persons thereof may be entitled by contract or otherwise under law, nor the power of the Fund to purchase and maintain liability insurance on behalf of such persons.  The right of indemnification hereby provided shall not be exclusive of or effect any other rights to which any agent may be entitled.

Section 4.  General Partner’s, Officers’ and Directors’ Good Faith Action, Expert Advice, No Bond or Surety.  The exercise by the General Partner, the officers and Directors of their powers and discretions hereunder shall be binding upon everyone interested.  The General Partner, an officer or Director shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its respective office, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.  The General Partner, an officer or Director shall be indemnified and held harmless from or against any liability to the Fund or the Investors, except when such liability arises out of his or her willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of such person’s office with the Fund.  The General Partner, officers and Directors may obtain the advice of counsel or other experts with respect to the meaning and operation of this Partnership Agreement and their duties as General Partner, officers or Directors.  No such General Partner, officer or Director shall be liable for any act or omission in accordance with such advice and no inference concerning liability shall arise from a failure to follow such advice.  The General Partner, officers and Directors shall not be required to give any bond as such, nor any surety if a bond is required.

Section 5.  Insurance.  To the fullest extent permitted by applicable law, the Board of Directors and the officers shall be entitled and have the authority to purchase with Fund Property, insurance for liability and for all expenses reasonably incurred, paid or expected to be paid by the General Partner, a Director or officer in connection with any claim, action, suit or proceeding in which such Person becomes involved by virtue of such Person’s capacity or former capacity with the Fund, whether or not the Fund would have the power to indemnify such Person against such liability under the provisions of this Article.

ARTICLE IX.
Miscellaneous

Section 1.  Liability of Third Persons Dealing with Directors.  No Person dealing with the Directors shall be bound to make any inquiry concerning the validity of any actions made or to be made by the Directors.

Section 2.[Reserved].

Section 3.  Dissolution of Fund or Series.

(a)                                  Except as otherwise provided in this Partnership Agreement, the Fund and each Series shall have perpetual existence.  The Fund (or a particular Series) shall be dissolved:

(i)                                     With respect to the Fund, at any time by the vote of a majority of the Shares in the Fund entitled to vote or by the Board of Directors by written notice to the Investors of the Fund.  With respect to a particular Series or Class, at any time by the vote of a majority of the Shares in that Series or Class entitled to vote or by the Board of Directors by written notice to the Investors in that Series or Class.

(ii)                                  With respect to the Fund, upon the withdrawal of the General Partner, unless (a) at such time there remains at least one (1) general partner who elects to continue the business of the Fund; (b) the Board of Directors, by majority vote, elects to continue the business of the Fund and appoint, effective as of the date of the General Partner’s withdrawal, one or more additional general partners; or (c) within 90 days after the withdrawal, a majority of the Shares in the Fund entitled to vote, elect to continue the business of the Fund and appoint, effective as of the date of the General Partner’s withdrawal, one or more additional general partners;

(iii)                               With respect to the Fund (or a particular Series or Class), at the time there are no Investors of the Fund (or the particular Series or Class); provided further that the personal representative of the last remaining Investor of the Fund (or the particular Series or Class) or its designee or nominee shall not become an Investor of the Fund (or such particular Series or Class);

(iv)                              With respect to the Fund (or a particular Series or Class), upon the occurrence of a dissolution event pursuant to any other provision of this Partnership Agreement;

(v)                                 With respect to any Series, including Classes of such Series, upon an event that causes the dissolution of the Fund;

(vi)                              With respect to any Preferred Shares, in accordance with the resolutions adopted by the Board of Directors in the establishment of such Preferred Shares; or

(vii)                           With respect to the Fund, upon the entry of a decree of judicial dissolution under Section 17-802 of the DRULPA.  With respect to a particular Series, including Classes of such Series, upon the entry of a decree of judicial dissolution under Section 17-218(l) of the DRULPA.

(b)                                 Upon the dissolution of the Fund or any one or more Series or Class, the Directors, as liquidating trustees of the Fund, shall (subject to Sections 17-803, 17-804 and 17-218 of the DRULPA): (i) pay or make reasonable provision to pay all charges, expenses, taxes, claims and obligations of the Fund and/or each Series or Class, including all contingent, conditional or unmatured contractual claims known to the Fund; (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Fund and/or any Series or Class which is the subject of a pending action, suit or proceeding to which the Fund is a party; and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Fund or that have not arisen but that, based on facts known to the Fund, are likely to arise or to become known to the Fund within 10 years after the date of dissolution.  If there are sufficient assets held with respect to the Fund and/or each Series or Class of the Fund, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full.  If there are insufficient assets held with respect to the Fund and/or each Series or Class of the Fund, such claims and obligations shall be paid or provided for, in accordance with Article III, Section 6, according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor.

(c)                                  Except as may be otherwise provided in this Partnership Agreement or in the resolutions adopted by the Board of Directors in the establishment of such Shares, in winding up the Fund, the Fund Property shall be distributed in the following order of priority:

(i)                                     To creditors, including the General Partner and Investors who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Fund (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Investors and former Investors under Sections 17-601 or 17-604 of the DRULPA;

(ii)                                  To Investors and former Investors in satisfaction of liabilities for distributions under Sections 17-601 and 17-604 of the DRULPA; and

(iii)                               Any remaining assets (including, without limitation, cash, securities or any combination thereof) held with respect to the Fund and/or each Series or Class of the Fund shall be distributed to the Investors of the Fund and/or such Series or Class in accordance with Article VIII, Section 7(c).

(d)                                 Upon the completion of the winding up of the Fund, the Directors, as liquidating trustees of the Fund, shall execute and file a certificate of cancellation with the Office of the Secretary of State of the State of Delaware.

(e)                                  Except as may be otherwise provided in this Partnership Agreement or in the resolutions adopted by the Board of Directors in the establishment of such Shares, in winding up a Series or Class, the assets of the Series or Class shall be distributed in the same order of priority as set forth above with respect to distributions upon winding up the Fund.

Section 4.  Merger and Consolidation; Conversion; Transfer to Another Jurisdiction.

(a)                                  Merger and Consolidation.  Pursuant to an agreement of merger or consolidation, the Fund may, by vote of a majority of the Board of Directors, merge or consolidate with or into one or more domestic limited partnerships or “other business entities” (as that term is defined in Section 17-211 of the DRULPA) formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction.  Any such merger or consolidation shall not require the vote of the Investors affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Partnership Agreement that would otherwise require the approval of such affected Investors, in such a case, only such affected Investors’ approval is required.  In accordance with Section 17-211(g) of the DRULPA, an agreement of merger or consolidation may effect any amendment to this Partnership Agreement or the By-Laws or effect the adoption of a new limited partnership agreement of the Fund if the Fund is the surviving or resulting limited partnership. Upon completion of the merger or consolidation, if the Fund is the surviving or resulting entity, the General Partner shall file a certificate of merger or consolidation in accordance with Section 17-211 of the DRULPA.

(b)                                 Conversion.  The Board of Directors, by majority vote, may, without the vote of the Investors, cause (i) the Fund to convert to a common-law trust, a general partnership, corporation, statutory trust or association, real estate investment trust or a limited liability company organized, formed or created under the laws of the State of Delaware, as permitted pursuant to Section 17-219 of the DRULPA; or (ii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by a Majority Investor Vote of the Fund or Series, as applicable; provided, further, that in all respects not governed by statute or applicable law, the Board of Directors shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate limited partnerships to which all or any part of the assets, liabilities, profits or losses of the Fund may be transferred and to provide for the conversion of Shares of the Fund or any Series thereof into interests in such separate limited partnership or limited partnerships (or series thereof).

(c)                                  Transfer to Another Jurisdiction.  The Board of Directors, by majority vote, may, without the vote of the Investors, cause the Fund to transfer to or domesticate in any jurisdiction outside of the United States that permits a transfer or domestication of a limited partnership and, in connection therewith, elect to continue the Fund’s existence as a Delaware limited partnership, in accordance with Section 17-216 of the DRULPA.  Any certificate of transfer or certificate of transfer and continuance shall be executed and filed by the General Partner with the Office of the Secretary of State of the State of Delaware.

Section 5.  Reorganization.  The Board of Directors, by majority vote, may, without the vote of the Investors, cause the Fund to sell, convey and transfer all or substantially all of the assets of the Fund, or all or substantially all of the assets held with respect to any one or more Series (the “Acquired Series”) to another limited partnership, trust, statutory trust, general partnership, limited liability company, association or corporation organized under the laws of any state, or to one or more separate series thereof, or to the Fund to be held as assets held with respect to one or more other Series of the Fund, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series of the Fund, Shares in such other Series) with such transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities of the Fund or the liabilities held with respect to each Acquired Series, or (b) not being made subject to, or not with the assumption of, such liabilities; provided, however, that, if required by the 1940 Act, no assets held with respect to any particular Series shall be so sold, conveyed or transferred unless the terms of such transaction shall first have been approved at a meeting called for that purpose by a Majority Investor Vote of that Series. Following such sale, conveyance and transfer, the Board of Directors shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities held with respect to the Acquired Series, and any other differences between or among the Acquired Series), ratably among the Investors in the Fund or the Acquired Series (giving due effect to the differences among the various classes of Investors within each such Acquired Series); and if all of the assets of the Fund have been so sold, conveyed and transferred, the Fund shall be dissolved.

Section 6.  General Partner and Investors.

(a)                                  General Partner.  The initial General Partner is SEI Investment Strategies, LLC.  Such General Partner is initially the sole general partner of the Fund and is admitted without acquiring a Share in the Fund; provided however, that nothing herein shall prevent the General Partner from acquiring Share(s), in its capacity as a general partner of the Fund, upon the creation of such interests by the Board of Directors.

(b)                                 Additional and Successor General Partners.  Subject to the provisions of Section 3 of this Article IX, additional and successor general partners may only be admitted to the Fund with the approval of the Board of Directors.

(c)                                  Withdrawal of General Partner.  The General Partner may withdraw from the Fund at any time, in its sole discretion, by giving one (1) year prior written notice to the Fund.

(d)                                 No Right of Investors to Remove the General Partner.  No Investor shall have the right, power or authority to remove the General Partner or cause the General Partner to withdraw from the Fund, except to the extent such right, power or authority may be conferred on them by law.

(e)                                  Right of Board of Directors to Remove the General Partner.  The General Partner may be removed (with or without cause) at any time by written instrument signed by at least a majority of Directors prior to such removal, specifying the date when such removal shall become effective.

(f)                                    Admission of Investors; Capital Contributions.  The Board of Directors (or its designated agent) may admit Investors to the Fund from time to time upon the execution by a prospective Investor of an appropriate signature page to this Agreement or upon the completion and execution by a prospective Investor, and the acceptance of the same by the Board of Directors (or its designated agent), of a Subscription Agreement in a form specified by the Board of Directors (or its designated agent) from time to time (the execution of which shall be deemed to constitute the execution of a signature page to this Agreement).  Each such Subscription Agreement shall specify the Capital Contribution to be made by such prospective Investor and shall contain representations and warranties by the prospective Investor as to such prospective Investor’s eligibility to purchase Shares.  The Board of Directors (or its designated agent) may adopt procedures from time to time governing the remittance by prospective Investors of Capital Contributions and the receipt and handling of the same by the Fund.  The Board of Directors (or its designated agent) may set maximum and minimum amounts from time to time (as well as incremental limits) applicable to each Capital Contribution.  The admission of any Person as an Investor in the Fund shall be effective upon the revision of the books and records of the Fund to reflect the name and Capital Contribution of such Investor.

The Board of Directors (or its designated agent) may also from time to time accept additional Capital Contributions from existing Investors and may adopt procedures relating to the remittance by Investors and receipt and handling of the same by the Fund.  The Board of Directors (or its designated agent) may from time to time set maximum and minimum amounts (as well as incremental limits) applicable to each such additional Capital Contribution.

The Board of Directors (or its designated agent) shall be authorized in its discretion not to accept a Capital Contribution from any Investor or prospective Investor for any reason.

(g)                                 Rights of Investors to Capital.  No Investor shall be entitled to interest on any contribution to the capital of the Fund, nor shall any Investor be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of part or all of such Investor’s Shares pursuant to Article VII hereof, (ii) pursuant to Article VI, Section 1; (iii) upon the liquidation of the Fund’s assets; or (iv) as otherwise provided in this Agreement.  No Investor shall have the right to require partition of the Fund’s property or to compel any sale or appraisal of the Fund’s assets.

(h)                                 Amendments.  Subject to the provisions of the second paragraph of this Section 6 of this Article IX, this Partnership Agreement may be restated and/or amended at any time by an instrument in writing signed by the General Partner and a majority of the then Board of Directors and, if required, by approval of such amendment by Investors in accordance with Article V hereof.  The provisions of this Partnership Agreement (whether or not related to the rights of Investors) may be amended at any time, so long as such amendment does not adversely affect the rights of any Investor with respect to which such amendment is or purports to be applicable, the Board of Directors shall have determined that such amendment is consistent with the fair and equitable treatment of all Investors, Investor approval is not otherwise required by the 1940 Act or other applicable law, and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by the General Partner, at the request of the Board of Directors, a majority of the then Board of Directors (or by an officer of the Fund pursuant to the vote of a majority of the then Board of Directors), without the approval of the Investors. Any amendment to this Partnership Agreement that adversely affects the rights of Investors may be adopted at any time by an instrument signed in writing by the General Partner, at the request of the Board of Directors, by a majority of the then Board of Directors (or by any officer of the Fund pursuant to the vote of a majority of the then Board of Directors) when authorized to do so by the vote of the Investors holding a majority of the Shares entitled to vote.  Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein.

Subject to the foregoing restrictions, the Certificate of Limited Partnership may be restated and/or amended by the General Partner, at the request of the Board of Directors, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date and time as may be stated therein.

Section 7.  Determination of Book Capital Account Balances and Net Income.  Except as may be otherwise provided in this Partnership Agreement or in the resolutions adopted by the Board of Directors in the establishment of a Series or Shares, it is the intention of the Board of Directors that the Fund or, if Series are authorized, each Series shall be treated as one or more separate partnership(s) for federal income tax purposes, and the Shares of the Fund or each such Series shall possess the relative rights and privileges described in this Article IX, Section 7.  However, pursuant to Article III, Section 5, the Board of Directors reserves the right to treat the Fund or, if Series are authorized, each Series as a separate corporation and/or to make an election to be taxable as a RIC under Subchapter M of the Code for federal income tax purposes.  Any changes in the tax treatment of an existing Series shall be effected only with the written consent of a majority of affected Investors. Notwithstanding any other provision in this Partnership Agreement to the contrary, the determination and maintenance of Book Capital Accounts (as hereinafter defined) and allocations of income or loss to each Investor of a Series shall be determined in accordance with the following special provisions:

(a)                                  Book Capital Accounts.  The “Book Capital Account” balances of Investors shall evidence their beneficial interest in the Fund or a Series and shall be determined daily or at such time or times as the Board of Directors may determine.  All determinations of Book Capital Accounts shall be in accordance with Section 704(b) of the Code, and the Treasury regulations promulgated thereunder, including without limitation, Regulations §§ 1.704-1(b)(2)(iv)(f) and (g) and 1.704-1(b)(4)(i) relating to revaluations of property as provided in Appendix A hereto. The power and duty to determine and maintain the Book Capital Account balances of Investors may be delegated by the Directors to the Investment Adviser, administrator, custodian or such other person as the Directors may determine.

(b)                                 Allocation of Profit or Loss to Investors.  Except as provided in Section 7(d) of Article IX hereof or as otherwise required by Sections 704(b) and (c) of the Code, and the Treasury regulations promulgated thereunder, the income, gain, loss, deductions or credits (or items thereof) of the Fund (or a Series) shall be allocated as set forth in Appendix A attached hereto.

(c)                                  Liquidating Distributions.  Upon the liquidation, termination or abolishment of the Fund or a Series or Class, or the liquidation or complete redemption of an Investor’s Shares therein, any liquidating distributions shall be made in accordance with any distribution preference on liquidation provided (in this Partnership Agreement or in the resolutions adopted by the Board of Directors in the establishment of a Series or Shares) to the Preferred Shares in accordance with the relative positive Book Capital Account balances of the holders of the Preferred Shares, and, any excess, in accordance with the positive Book Capital Account balances of the Investors, as determined after taking into account all Book Capital Account adjustments for the Series’ taxable year during which such liquidation occurs, by the end of such taxable year (or, if later, within 90 days after the date of such liquidation).

(d)                                 Tax Accounting Instructions.  The officers of the Fund are hereby authorized and instructed to prepare and forward to the Fund’s accountants or other agents with respect to the Fund or each Series instructions, as necessary, for maintaining book capital accounts and allocating the income, gain, loss, deductions or credits (or items thereof) of the Fund or each Series to each Investor thereof.

Section 8.  Filing of Copies, References, Headings.  The original or a copy of this Partnership Agreement and of each restatement and/or amendment hereto shall be kept at the principal executive office of the Fund where it may be inspected by any Investor.  Anyone dealing with the Fund may rely on a certificate by an officer of the Fund as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Fund hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Fund to be a copy of this instrument or of any such restatements and/or amendments. In this Partnership Agreement and in any such restatements and/or amendments, references to this instrument, and all expressions of similar effect to “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

Section 9.  Applicable Law.  This Partnership Agreement and the By-Laws are created under and are to be governed by and construed and administered according to the laws of the State of Delaware and the applicable provisions of the 1940 Act and the Code.  The Fund shall be a Delaware limited partnership pursuant to the DRULPA, and without limiting the provisions hereof, the Fund specifically reserves the right to exercise any of the powers or privileges afforded to limited partnerships or actions that may be engaged in by limited partnerships under the DRULPA, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Fund may not exercise such power or privilege or take such actions.

Section 10.  Provisions in Conflict with Law or Regulations.

(a)                                  The provisions of this Partnership Agreement are severable, and if the Board of Directors shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the DRULPA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Partnership Agreement from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Partnership Agreement or render invalid or improper any action taken or omitted prior to such determination.

(b)                                 If any provision of this Partnership Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Partnership Agreement in any jurisdiction.

Section 11.[Reserved].

Section 12.  Use of the Name “SEI”.  The name “SEI” and all rights to the use of the name “SEI” belong to the General Partner, Investment Adviser and their affiliates.  The General Partner and Investment Adviser have consented to the use by the Fund of the identifying word “SEI” and have granted to the Fund a non-exclusive license to use the name “SEI” as part of the name of the Fund and the name of any Series of Shares.  In the event that the Investment Adviser or one of its affiliates is not appointed as Investment Adviser and/or Principal Underwriter or ceases to be the Investment Adviser and/or Principal Underwriter of the Fund or of any Series using such names, the non-exclusive license granted herein may be revoked by the Investment Adviser and the Fund shall cease using the name “SEI” as part of its name or the name of any Series of Shares, unless otherwise consented to by or any successor to its interests in such names.

Section 13.  Counterparts.  This Partnership Agreement may be executed in one or more separate counterparts, each when taken together, constitute the whole.

Section 14.  Force Majeure.  Whenever any act or thing is required of the Fund, the General Partner, the Board of Directors or the Adviser hereunder to be done within any specified period of time, the Fund, the General Partner, the Directors or the Adviser, as applicable, shall be entitled to such additional period of time to do such act or thing as shall equal any period of delay resulting from causes beyond the reasonable control of the Fund, the General Partner, the Directors or the Adviser, including, without limitation, bank holidays, actions of governmental agencies and financial crises of a nature materially affecting the purchase and sale of securities or other property; provided that this provision shall not have the effect of relieving the Fund, the General Partner, the Directors or the Adviser from the obligation to perform any such act or thing.

Section 15.  Waiver.  No waiver of the provisions hereof shall be valid unless in writing and signed by the party to be bound and then only to the extent therein set forth.  Except as specifically herein provided, no failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

Section 16.  Binding Effect.  This Partnership Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto; provided that this provision shall not be construed to permit any assignment or transfer which is otherwise prohibited hereby.

Section 17.  Discretion.  To the fullest extent permitted by law, whenever in this Partnership Agreement a Person is permitted or required to make a decision (i) in his, her or its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such Person shall be entitled to consider only such interests and factors as such Person desires, including such Person’s own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Investors, or (ii) in its “good faith” or under another express standard, then such Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Partnership Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

Section 18.  Applicability of 1940 Act and Registration Statement.  The parties hereto acknowledge that this Partnership Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Fund’s Registration Statement that affect numerous aspects of the conduct of the Fund’s business and of the rights, privileges and obligations of the Investors.  Each provision of this Partnership Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and such Registration Statement.

Section 19.  Power of Attorney.  Each Investor, by its execution of this Partnership Agreement (or a Subscription Agreement), hereby irrevocably makes, constitutes and appoints each of the General Partner, the Fund’s Directors and officers and the Investment Adviser as such Investor’s true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, acting singly, to make, execute, sign, acknowledge, swear to, record and file:  (i) the Certificate of Limited Partnership of the Fund and all amendments thereto required by law or permitted by law and the provisions of this Partnership Agreement; (ii) all certificates required or desirable in connection with distributions by the Fund to the Investors and other certificates and instruments deemed advisable by any Director or officer of the Fund or the Investment Adviser to carry out the provisions of this Agreement and any applicable law; (iii) all instruments that any Director or officer of the Fund or the Investment Adviser deems appropriate to reflect an amendment, change or modification of this Partnership Agreement in accordance with this Partnership Agreement, including, without limitation, the admission of additional Investors or the substitution of assignees as Investors pursuant to the provisions of this Partnership Agreement; (iv) all conveyances and other instruments or papers deemed advisable by the Board of Directors, including, without limitation, those to effect a termination of the Fund and those to effect a permitted Transfer of all or a part of such Investor’s Shares, or a repurchase of all or part of such Investor’s Shares; (v) all other instruments, documents or papers which may be required or permitted by law to be filed on behalf of the Board of Directors or the Fund and which are of a ministerial or administrative nature; and (vi) any tax election described in this Partnership Agreement.

Each Investor is aware that the terms of this Partnership Agreement permit certain amendments to this Partnership Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Investor’s consent.  If an amendment to the Certificate of Limited Partnership or this Partnership Agreement or any other action by or with respect to the Fund is taken in the manner contemplated by this Partnership Agreement, each Investor agrees that, notwithstanding any objection that such Investor may assert with respect to such amendment or action, the attorneys in fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be deemed necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted.  Each Investor is fully aware that each Investor will rely upon the effectiveness of this special power of attorney with a view to the orderly administration of the Fund.

This power of attorney is a special power of attorney and is coupled with an interest in favor of each of the General Partner, the Fund’s Directors and officers and the Investment Adviser and as such shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power of attorney, regardless of whether the General Partner, the Fund, its Directors or officers or the Investment Adviser have had notice thereof, and shall survive the delivery of a Transfer by an Investor of the whole or any portion of such Investor’s Shares, except that where the transferee has been approved by the Board of Directors or Investment Adviser for admission to the Fund as a substituted Investor, this power of attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Fund’s Directors or officers or the Investment Adviser to execute, acknowledge and file any instrument necessary to effect such substitution.

Section 20.  Directors May Resolve Ambiguities.  The Directors may construe any of the provisions of this Partnership Agreement insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Directors in good faith shall be conclusive as to the meaning to be given to such provisions.

IN WITNESS WHEREOF, the parties named below have executed this Partnership Agreement as of the date first written above.

SEI STRUCTURED CREDIT FUND, LP

By:	SEI Investment Strategies, LLC, as General Partner

By:	/s/ SOFIA A. ROSALA
Name: Sofia A. Rosala
Title: Authorized Signer

Initial Investor:

SEI Global Services, Inc.

By:	/s/ TIMOTHY D. BARTO
Name: Timothy D. Barto
Title: Vice President

APPENDIX A

PROFITS, LOSSES, TAX AND OTHER ALLOCATIONS

Section 1.                                            Certain Definitions.  The following terms have the definitions hereinafter indicated whenever used in this Appendix A or the Partnership Agreement with initial capital letters:

(a)                                  Adjusted Capital Account Deficit.  With respect to any Investor, the deficit balance, if any, in such Investor’s Capital Account in the Fund (or a Series) as of the end of the relevant Fiscal Year or other period, after giving effect to the following adjustments:

(1)                                  Credit to such Capital Account any amounts which such Investor is obligated to restore to the Fund (or a Series) pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations or is deemed to be obligated to restore pursuant to Section 1.704-2(g)(1) of the Regulations or Section 1.704-2(i)(5) of the Regulations; and

(2)                                  Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (d)(5), and (d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(b)                                 Depreciation.  For each Fiscal Year, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided that if the federal income tax depreciation, amortization, or other cost recovery deductions for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Directors.

(c)                                  Fiscal Year.  The taxable year of the Fund (or a Series) which, except in the case of a short taxable year, initially shall be the calendar year and then shall be determined in accordance with the Code.

(d)                                 Gross Asset Value:  With respect to any asset of the Fund (or a Series), such asset’s adjusted basis for federal income tax purposes, except as follows:

(1)                                  the initial Gross Asset Value of any asset contributed by a Investor to the Fund (or a Series) shall be the gross fair market value of such asset at the time of contribution determined by the Board of Directors using such reasonable method of valuation as it may adopt; and

(2)                                  in the discretion of the Board of Directors, the Gross Asset Values of all Fund (or a Series) assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Board of Directors, immediately prior to the following events:

(i)                                     a Capital Contribution (other than a de minimis Capital Contribution) to the Fund (or a Series) by a new or existing Investor as consideration for Shares;

(ii)                                  the distribution by the Fund (or a Series) to a Investor of more than a de minimis amount of the Fund (or a Series) property as consideration for the redemption of Shares;

(iii)                               the liquidation of the Fund (or a Series) within the meaning of Regulations § 1.704-1(b)(2)(ii)(g); and

(iv)                              the Gross Asset Values of Fund (or a Series) assets distributed to any Investor shall be the gross fair market values of such assets as reasonably determined by the Board of Directors as of the date of distribution.

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Fund (or a Series)’s assets for purposes of computing Profits and Losses.  Gross Asset Values shall be further adjusted to reflect adjustments to Capital Accounts pursuant to Regulations § 1.704-1(b)(2)(iv)(m) to the extent not otherwise reflected in adjustments to Gross Asset Values.  Any adjustment to the Gross Asset Values of the Fund (or a Series) property shall require an adjustment to the Investors’ Capital Accounts as described in the definition of “Book Capital Account.”

(e)                                  Nonrecourse Deductions.  The nonrecourse deductions as defined in Regulations § 1.704-2(b)(1).  The amount of Nonrecourse Deductions for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain during such Fiscal Year reduced by any distributions during such Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Regulations § 1.704-2(c) and 1.704-2(h).

(f)                                    Nonrecourse Liability.  A liability as defined in Regulations § 1.704-2(b)(3).

(g)                                 Partner Minimum Gain.  An amount, with respect to each Partner Nonrecourse Debt (as defined in Regulations §1.704-2), equal to Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations § 1.704-2(i)(3).

(h)                                 Partner Nonrecourse Debt.  A liability as defined in Regulations § 1.704-2(b)(4).

(i)                                     Partner Nonrecourse Deductions.  The partner nonrecourse deductions as defined in Regulations § 1.704-2(i)(2).  The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year equals the net increase, if any, in the amount of Partner Minimum Gain during such Fiscal Year attributable to such Partner

Nonrecourse Debt, reduced by any distributions during that Fiscal Year to the Investor that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent that such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined according to the provisions of Regulations § 1.704-2(h) and 1.704-2(i).

(j)                                     Partnership Minimum Gain.  The aggregate gain, if any, that would be realized by the Fund (or a Series) for purposes of computing Profits and Losses with respect to the Fund (or a Series) asset if the Fund (or a Series) asset subject to a Nonrecourse Liability were disposed of for the amount outstanding on the Nonrecourse Liability by the Fund (or a Series) in a taxable transaction.  Partnership Minimum Gain with respect to the Fund (or a Series) asset shall be further determined in accordance with Regulations § 1.704-2(d) and any subsequent rule or regulation governing the determination of minimum gain.  A Investor’s share of Partnership Minimum Gain at the end of any Fiscal Year shall equal the aggregate Nonrecourse Deductions allocated to such Investor (or his predecessors in interest) up to that time, less such Investor’s (and predecessors’) aggregate share of decreases in Partnership Minimum Gain determined in accordance with Regulations § 1.704-2(g).

(k)                                  Profits and Losses.  Respectively, for each Fiscal Year or other period, the Fund’s (or Series’) taxable income or loss for such Fiscal Year or other period, determined in accordance with Code § 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code § 703(a)(1) shall be included in taxable income or loss), adjusted as follows:

(1)                                  any income of the Fund (or Series) that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(2)                                  in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation (as defined in this Appendix A) for such Fiscal Year or other period;

(3)                                  any items that are specially allocated pursuant to this Appendix A shall not be taken into account in computing Profits or Losses;

(4)                                  any expenditures of the Fund (or Series) described in Code § 705(a)(2)(B) (or treated as such under Regulations § 1.704 1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses shall be deducted from such U.S. taxable income or loss;

(5)                                  in the event the Gross Asset Value of any Fund (or Series) asset is adjusted in accordance with paragraph (B) of the definition of Gross Asset Value in this Appendix A, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such Fund (or a Series) asset for purposes of computing Profits or Losses;

(6)                                  gain or loss resulting from any disposition of any Fund (or a Series) asset with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding the fact that the adjusted tax basis of the Fund (or a Series) asset differs from its Gross Asset Value; and

(7)                                  an allocation of Fund (or a Series) Profits or Losses to an Investor shall be treated as an allocation to such Investor of the same share of each item of income, gain, loss and deduction that has been taken into account in computing such Profits or Losses.

Profits and Losses shall be further determined and adjusted in accordance with the Regulations issued under Section 704 of the Code.

Section 2.                                            Allocations.  The following provisions are incorporated in the Partnership Agreement.

(a)                                  Allocation of Profits and Losses.  Except as otherwise provided in this Appendix A, and after making the allocations required by Section 2(b), Profits, Losses and, to the extent necessary, individual items thereof shall be allocated to each Investor in accordance with each such Investor’s relative Book Capital Account in the Fund (or a Series) as compared to the aggregate Book Capital Accounts of all Investors in the respective relevant Fund (or Series).

(b)                                 Mandatory Allocations.

(1)                                  Minimum Gain Chargeback.  Notwithstanding any other provision of this Appendix A, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, then, subject to the exceptions set forth in Regulations § 1.704-2(f)(2), (3), (4) and (5), each Investor shall be specially allocated items of the Fund (or a Series) income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Investor’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations § 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Investor pursuant thereto.  The items to be so allocated shall be determined in such section of the Regulations in accordance with Regulations § 1.704-2(f).  This Section 2(b)(1) is intended to comply with the minimum gain chargeback requirements in Regulations § 1.704-2(f) and shall be interpreted consistently therewith.

(2)                                  Partner Minimum Gain Chargeback.  Notwithstanding any other provision of this Appendix A except Section 2(b)(1), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, then, subject to the exceptions set forth in Regulations § 1.704-2(i)(4), each Investor who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations § 1.704-2(i)(5), shall be specially allocated items of the Fund (or a Series) income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Investor’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations § 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Investor pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations § 1.704-2(i)(4).  This Section 2(b)(2) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

(3)                                  Qualified Income Offset.  Notwithstanding any other provision of this Appendix A, except Sections 2(b)(1) and 2(b)(2), in the event any Investor receives any adjustments, allocations or distributions described in Regulations § 1.704-1(b)(2)(ii)(d)(4), (5), or (6), that cause or increase an Adjusted Capital Account Deficit of such Investor, items of the Fund (or a Series) income and gain shall be specially allocated to such Investor in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Investor as quickly as possible.  This Section 2(b)(3) is intended to comply with the “qualified income offset” requirement of the Regulations and shall be interpreted consistently therewith.

(4)                                  No Excess Deficit.  To the extent that any Investor has or would have, as a result of an allocation of Loss (or item thereof), an Adjusted Capital Account Deficit, such amount of Loss (or item thereof) shall be allocated to the other Investors in accordance with Section 2(a), but in a manner which will not produce an Adjusted Capital Account Deficit as to such Investors.  To the extent such allocation would result in all Investors having Adjusted Capital Account Deficits, such Loss shall be allocated to the General Partner.

(5)                                  Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Investor who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations § 1.704-2(i)(1).

(6)                                  Code Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Fund (or a Series) asset pursuant to Code § 734(b) or 743(b) is required, pursuant to Regulations § 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Investors in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

Each Investor hereby agrees to provide the Fund (or a Series) with all information necessary to give effect to an election made under Code § 754 if the Board of Directors determines to make such an election; provided that the cost associated with such an election shall be borne by the Fund (or a Series) as a whole.

(7)                                  Curative Allocations.  The allocations set forth in Sections 2(b)(1), (2), (3), (4) and (5) above (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations § 1.704-1(b).  The Regulatory Allocations shall be taken into account for the purpose of equitably adjusting subsequent allocations of Profits and Losses, and items of income, gain, loss, and deduction among the Investors so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items to each Investor shall be equal to the net amount that would have been allocated to each such Investor if the Regulatory Allocations had not occurred.

(8)                                  Nonrecourse Debt Distribution.  To the extent permitted by Regulations § 1.704-2(h)(3) and 1.704-2(i)(6), the Board of Directors shall endeavor to treat distributions as having been made from the proceeds of Nonrecourse Liabilities or Partner Nonrecourse Debt only to the extent that such distributions would cause or increase a deficit balance in any Investor’s Capital Account that exceeds the amount such Investor is otherwise obligated to restore (within the meaning of Regulations § 1.704-1(b)(ii)(c)) as of the end of the Fund’s (or a Series’) taxable year in which the distribution occurs.

(c)                                  Allocations for Tax Purposes.

(1)                                  Except as otherwise provided in this Section 2(c), for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Investors in the same manner as its correlative item of Profits or Losses is allocated pursuant to Sections 2(a) and 2(b).

(2)                                  In accordance with Code § 704(b) and 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Fund (or a Series) shall, solely for federal income tax purposes, be allocated among the Investors so as to take into account any variation between the adjusted basis of such property to the Fund (or a Series) for federal income tax purposes and the initial Gross Asset Value of such property.  If the Gross Asset Value of any the Fund (or a Series) property is adjusted as described in the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Gross Asset Value of such asset in the manner prescribed under Code § 704(b) and 704(c) and the Regulations thereunder.  In furtherance of the foregoing, the Fund (or a Series) shall employ any reasonable method selected by the Board of Directors.

(3)                                  If the Fund (or a Series) makes in kind distributions pursuant to Article VI, Section 2, then, for U.S. federal income tax purposes only, taxable gain and taxable loss on the disposition of such investment will be specially allocated among the Investors so that, to the extent possible, Investors who receive cash or other proceeds from such disposition rather than in kind distributions will be allocated taxable gain and loss equal to the amount of taxable gain and loss they would have been allocated if all shares were sold and no in kind distributions were made and Investors who receive only in kind distributions will be allocated no taxable gain or loss.

(d)                                 Allocations to Transferred Shares.  Profits and Losses allocable to an Share(s) assigned or reissued during a Fiscal Year shall be allocated to each Person who was the holder of such Share(s) during such Fiscal Year, in proportion to the number of days that each such holder was recognized as the owner of such Share(s) during such Fiscal Year or by an interim closing of the books or in any other proportion permitted by the Code and selected by the Board of Directors in accordance with this Agreement, without regard to the results of the Fund (or a Series) operations or the date, amount or recipient of any distributions which may have been made with respect to such Share(s).